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Exhibit 23.2

[Letterhead of Plante & Moran, PLLC]

Bridgewater Place, Suite 600
333 Bridge St. N.W.
Grand Rapids, MI 49504
Tel: (616) 774.8221 / Fax: (616) 774.0702
plantemoran.com

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement on Form S-3 (the "Registration Statement") of Edge Petroleum Corporation of our report dated February 28, 2003, relating to the consolidated balance sheet of Miller Exploration Company and Subsidiary as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Miller Exploration Company and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ PLANTE & MORAN, PLLC
December 6, 2004

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT